Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

For Tender of Class A Common Shares of

Seaspan Corporation

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 11, 2012, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but:

•	your certificates for the Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or your other required documents cannot be delivered to the Depositary by the Expiration Date,

•	in which case, you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by facsimile transmission (for eligible institutions only) prior to the Expiration Date (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase dated December 13, 2011 (the “Offer to Purchase”).

Deliver to:

the Depositary for the Offer

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

By Facsimile Transmission

(for eligible institutions only):

American Stock Transfer

& Trust Company, LLC

Attention: Reorganization Department

Facsimile: (718) 234-5001

To confirm: (877) 248-6417

Phone: (718) 921-8317

Toll-free: (877) 248-6417

If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For this notice to be validly delivered, it must be received by the Depositary at the address listed above before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Seaspan, Citigroup Global Markets Inc., as the Dealer Manager, or Georgeson Inc., as the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Seaspan Corporation (“Seaspan”) upon the terms and subject to the conditions set forth in its Offer to Purchase, dated December 13, 2011, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Class A common shares of Seaspan, par value $0.01 per share (the “Shares”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares to be tendered:              Shares

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

ODD LOTS

(See Instruction 13 to the Letter of Transmittal)

To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares beneficially owned by each such person.

CONDITIONAL TENDER

(See Instruction 12 to the Letter of Transmittal)

A shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of Shares indicated below is purchased by Seaspan pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and Seaspan urges shareholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is:

             Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Seaspan may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):

(Please Print)

Signature(s):

X

X

Address(es):

Zip code(s):

(Area code) and telephone number:

☐	If delivery will be by book-entry transfer, check this box

Name of tendering institution:

Account number:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agency Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at its address as set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

X
Name of Eligible Institution Guaranteeing Delivery		Authorized Signature

Address		Name (Print Name)

Zip Code		Title

(Area Code) Telephone No.		Dated:

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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